UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2017

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New President, Chief Executive Officer and Director

On April 26, 2017, Weight Watchers International, Inc. (the “Company”) announced the appointment of Mindy Grossman as President and Chief Executive Officer and as a Class III director of the Company, effective July 5, 2017. In connection with Ms. Grossman’s appointment to the board of the directors of the Company (the “Board”), the size of the Board will be increased from ten to eleven directors, effective July 5, 2017. Ms. Grossman will serve as a Class III director whose term will expire in 2019, subject to her election by the Company’s shareholders at the Company’s 2018 annual meeting of shareholders as required under the laws of the Commonwealth of Virginia.

Ms. Grossman has more than 38 years of experience in building and transforming consumer brands. She has served as Chief Executive Officer of HSN, Inc., an interactive, multichannel retailer of fashion, household and lifestyle products, and a member of its Board of Directors since August 2008. Prior to joining HSN, she served as Chief Executive Officer of IAC Retailing, a business segment of HSN’s former parent company, IAC/InterActiveCorp, a media and internet company, from April 2006 to August 2008, and Global Vice President of Nike, Inc.’s apparel business from October 2000 to March 2006. Earlier in her career, Ms. Grossman held various other executive positions in the retail industry, including President and CEO of Polo Jeans Company, Vice President of New Business Development at Polo Ralph Lauren Corporation, President of Chaps Ralph Lauren, and Senior Vice President of Menswear for Warnaco, Inc. Ms. Grossman is a director of Bloomin’ Brands, Inc. She also serves as Chairman of the National Retail Federation Board of Directors and Vice Chairman for UNICEF USA. Additionally, Ms. Grossman is a member of the U.S. Commerce Department’s Digital Economy Board of Advisors.

Employment Agreement and Continuity Agreement

On April 21, 2017, the Company entered into an employment agreement with Ms. Grossman (the “Employment Agreement”). The material terms of the Employment Agreement are as follows: (i) a base salary of $1,200,000 per year; (ii) eligibility for an annual, performance-based cash bonus with a target bonus percentage of 150% of her base salary and a maximum payout of 300% of her base salary; (iii) temporary housing near the Company’s headquarters for up to one year following her commencement date and payment or reimbursement for expenses incurred by her in connection with moving her household items to the New York City Metropolitan area, in the aggregate amount of up to $200,000, which amount will be grossed-up by the Company for taxes, if any; (iv) eligibility to participate in the Company’s annual incentive equity award program with an annual grant value of at least 400% of base salary, with the terms of such grants to be consistent with the terms of grants made to other executives, provided that Ms. Grossman’s equity grants may, but need not, provide for accelerated vesting upon a change in control of the Company; and (v) payment or reimbursement of legal fees incurred in connection with the negotiation of the Employment Agreement and Continuity Agreement (discussed below). For 2017, Ms. Grossman’s annual bonus will (i) be calculated using a target bonus of $1,800,000, (ii) have a threshold to be paid at 50% of such target bonus up to a maximum of 200% of the target bonus, based on the achievement of certain performance goals related to the Company’s 2017 second half operating income and (iii) after being determined in accordance with clauses (i) and (ii) above, be prorated based on the number of days she is employed during the 2017 fiscal year.

The Employment Agreement also provides for the grant of initial equity awards as follows: (i) 200,000 restricted stock units, (ii) 300,000 nonqualified stock options with an exercise price per share equal to the closing price of the Company’s common stock on the grant date, (iii) 500,000 nonqualified stock options with an exercise price per share equal to $40 and (iv) 500,000 nonqualified stock options with an exercise price per share equal to $60. The grant dates of the initial equity awards will be her first day of employment and such awards shall proportionately vest annually over a four (4)-year period beginning with the first anniversary of her employment commencement date. The initial equity awards that are stock options will be subject to a seven (7) year term. The 500,000 nonqualified stock options with an exercise price per share equal to $60 will be granted outside of the Company’s stock incentive plan and in reliance on the employment inducement exemption provided under the New York Stock Exchange Listed Company Manual Rule 303A.08 and, in accordance with such exemption, the Company will issue a press release re-disclosing the material terms of such award. The other initial equity awards are intended to be granted under the Company’s stock incentive plan.

In the event of a termination of Ms. Grossman’s employment by the Company without “cause” or by Ms. Grossman for “good reason”, subject to the execution of a release of claims and continued compliance with her restricted covenants, Ms. Grossman shall be entitled to receive: (i) any accrued obligations, (ii) any unpaid annual bonus for a fiscal year completed prior to such qualifying termination, (iii) a pro-rata annual bonus, based on actual performance, pro-rated through her termination date for the year of such qualifying termination, payable when such bonuses are paid to other executives, (iv) continued payment of base salary for two (2) years, (v) Company payment for the employer portion of her continued medical insurance coverage under the Company-sponsored health plans for two (2) years following the termination (or such shorter period of time if she obtains alternative health coverage from another employer), and (vi) accelerated vesting of the greater of 50% of the unvested initial equity grants (as described above) or the amount that would vest on the next vesting date and any and all vested initial options shall remain exercisable for the full seven (7) year term of such award agreements. In the event of a termination of Ms. Grossman’s employment due to death or “disability”, Ms. Grossman shall be entitled to receive (i) any accrued obligations, (ii) any unpaid annual bonus for a fiscal year completed prior to such qualifying termination, and (iii) a pro-rata portion of her target annual bonus, pro-rated through her termination date.

In addition, on April 21, 2017, the Company entered into a continuity agreement with Ms. Grossman (the “Continuity Agreement”), which entitles her to receive specified termination payments upon a change in control of the Company. The agreement will have a term from the date of commencement of employment until Ms. Grossman’s employment with the Company is terminated for any reason and will contain terms and conditions consistent with those set forth in the Company’s continuity agreements with Nicholas P. Hotchkin, Chief Financial Officer of the Company, and Michael F. Colosi, General Counsel and Secretary of the Company; provided that Ms. Grossman’s continuity agreement will have definitions of “cause”, “good reason” and “change in control” that differ from such agreements, will not entitle her to benefits upon death, disability or retirement and will not entitle her to a tax gross-up payment with respect to benefits received under the Continuity Agreement. The severance benefits provided under the Continuity Agreement are described in the Company’s Definitive Proxy Statement on Schedule 14A filed on April 3, 2017 on page 45 in the section of the “Compensation Discussion and Analysis” entitled “—Termination Payments upon a Change of Control” and on pages 68 and 69 under the heading “—Continuity Agreements” in the section entitled “Potential Payments upon Termination, Retirement or Change of Control”, and such descriptions are incorporated herein by reference. Ms. Grossman will not be entitled to a duplication of benefits under her Employment Agreement and Continuity Agreement.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, the Continuity Agreement and the Forms of Term Sheet and Terms and Conditions for the initial equity awards, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated by reference herein.

Departure of Members of the Interim Office of the Chief Executive Officer

On April 26, 2017, the Company also announced that Nicholas P. Hotchkin, Christopher J. Sobecki and Thilo Semmelbauer resigned as members of the Interim Office of the Chief Executive Officer (the “IOCEO”), effective July 5, 2017. Mr. Hotchkin, the Company’s Chief Financial Officer, and Messrs. Sobecki and Semmelbauer, directors of the Company, were appointed as members of the IOCEO in September 2016 to serve on an interim basis until such time as the Company’s appointment of a new Chief Executive Officer becomes effective. Upon such effective date, the IOCEO will dissolve. Following such dissolution, Mr. Hotchkin will remain as the Company’s Chief Financial Officer and Messrs. Sobecki and Semmelbauer will remain as directors of the Company.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Ms. Grossman has been furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated as of April 21, 2017, by and between Weight Watchers International, Inc. and Mindy Grossman

10.2	Continuity Agreement, dated as of April 21, 2017, by and between Weight Watchers International, Inc. and Mindy Grossman

10.3	Form of Term Sheet for Employee Stock Option Awards and Form of Terms and Conditions for Employee Stock Option Awards (Chief Executive Officer Initial Equity Award—Stock Incentive Plan Award)

10.4	Form of Term Sheet for Employee Stock Option Awards and Form of Terms and Conditions for Employee Stock Option Awards (Chief Executive Officer Initial Equity Award—Inducement Grant Award)

10.5	Form of Term Sheet for Employee Restricted Stock Unit Awards and Form of Terms and Conditions for Employee Restricted Stock Unit Awards (Chief Executive Officer Initial Equity Award)

99.1	The descriptions of the severance benefits provided under the Continuity Agreement in the Company’s Definitive Proxy Statement on Schedule 14A filed on April 3, 2017 on page 45 in the section of the “Compensation Discussion and Analysis” entitled “—Termination Payments upon a Change of Control” and on pages 68 and 69 under the heading “—Continuity Agreements” in the section entitled “Potential Payments upon Termination, Retirement or Change of Control” are incorporated herein by reference

99.2	Press Release dated April 26, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

DATED: April 26, 2017	By:	/s/ Michael F. Colosi
	Name:	Michael F. Colosi
	Title:	General Counsel and Secretary

Exhibit Index

10.1	Employment Agreement, dated as of April 21, 2017, by and between Weight Watchers International, Inc. and Mindy Grossman

10.2	Continuity Agreement, dated as of April 21, 2017, by and between Weight Watchers International, Inc. and Mindy Grossman

10.3	Form of Term Sheet for Employee Stock Option Awards and Form of Terms and Conditions for Employee Stock Option Awards (Chief Executive Officer Initial Equity Award—Stock Incentive Plan Award)

10.4	Form of Term Sheet for Employee Stock Option Awards and Form of Terms and Conditions for Employee Stock Option Awards (Chief Executive Officer Initial Equity Award—Inducement Grant Award)

10.5	Form of Term Sheet for Employee Restricted Stock Unit Awards and Form of Terms and Conditions for Employee Restricted Stock Unit Awards (Chief Executive Officer Initial Equity Award)

99.1	The descriptions of the severance benefits provided under the Continuity Agreement in the Company’s Definitive Proxy Statement on Schedule 14A filed on April 3, 2017 on page 45 in the section of the “Compensation Discussion and Analysis” entitled “—Termination Payments upon a Change of Control” and on pages 68 and 69 under the heading “—Continuity Agreements” in the section entitled “Potential Payments upon Termination, Retirement or Change of Control” are incorporated herein by reference

99.2	Press Release dated April 26, 2017